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(3i).
ARTICLES OF INCORPORATION FOR MOBILE AREA NETWORKS, INC. (COPYRIGHT 1995, 1996 AND 1997 BY JAMES R. LEONE...


                            ARTICLES OF INCORPORATION

                                       OF

                           MOBILE AREA NETWORKS, INC.

                      a for profit corporation formed under
                          Florida Statutes Chapter 607,
                      The Florida Business Corporation Act


                                ARTICLE I - NAME

         The name of this corporation is:

         MOBILE AREA NETWORKS, INC.


           ARTICLE II - PRINCIPAL OFFICE STREET AND MAILING ADDRESSES

The street address of the initial principal office, and, if different, the mailing address of the corporation, is as follows:

                  1275 Lake Heathrow Lane, Suite 115
                  Heathrow, Florida 32746


                           ARTICLE III - CAPITAL STOCK

3A.  Number And Classes Of Shares

         3A(1) Total Shares Issuable; Applicable Terms. The number of shares of capital stock this corporation is authorized to issue and have outstanding at any one time is FIFTY MILLION (50,000,000) shares, ALL WITH NO PAR OR STATED VALUE UNLESS OTHERWISE SPECIFIED. If a par or stated value is specified, stock may not be originally issued by the corporation for a consideration of less than par or stated value. Stock shall be issued only for consideration, as permitted by law, and the dollar value thereof shall be determined by the Board of Directors. For accounting and other purposes, any required allocation of consideration for shares with no par or stated value shall be $.0001 per share for paid in capital or as otherwise legally determined by the Board of Directors or its delegates. The corporation's stock authorized for issuance pursuant to the provisions of applicable law, consists of the following number of shares and classes, subject to any legally permissible terms set forth in these Articles, as may be amended.

         3A(2) Series A Common Shares. Fifty Million (50,000,000) shares of Common Stock, without par or stated value.

         3A(3) Certain Terms Of Shares. As required by law, each class or series of any class or series of shares of stock shall be designated herein by amendment prior to issuance, as Preferred Shares or by any name and/or letter or number, but such name shall be (A) other than common shares if entitled to preference in the distribution of dividends or assets, or (B) other than preferred shares if not entitled to preference in the distribution of dividends or assets.

3B.  Common Stock Series; Voting And Dissolution Rights Of Common And Other
Stock.



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         3B(1) Common Stock Rights In General. Common Shares shall have all of the proprietary interests in the corporation, nonexclusively including all rights as to voting, dividends, and assets, except as expressly provided to the contrary herein or by operation of law, and subject only to any preferences and rights expressly granted to any other class or series of securities.


         3B(2) Voting Rights. COMMON STOCK HAS UNLIMITED VOTING RIGHTS, but additional classes or series of voting shares of any nature may be established to the extent permitted by law. References to "vote" or "voting" herein, in the Bylaws, or other governing documents, shall be deemed to include action by written consent to the full extent permitted by law.

         3B(3) Rights To Assets Following Dissolution. Unless otherwise specified, holders of Common Shares are entitled to receive prorata share by share the net assets of the corporation following dissolution (and liquidation of assets and payment of creditors), but additional classes or series of shares or other securities of any nature entitled to receive the net assets of the corporation following dissolution (and liquidation of assets and payment of creditors) may be established to the extent permitted by law.

         3B(4) Other Series Of Common Stock. In particular, other classes or series of Common Shares may be established by the Board of Directors.

         3B(5) Cross Reference To Stock Designation Requirements Of Law. See "CERTAIN TERMS OF SPECIAL OR OTHER SHARES", SECTION 3A(3) herein.

3C.  Additional Classes Or Series; Redesignation Of Securities.

         3C(1) Board Power To Designate Securities And Fix Terms. The Board of Directors shall have full authority to the extent permitted by law to amend these articles to establish one or more classes or series of any common, preferred, special or other class or series of stock or other securities, to designate same, and to fix and determine the variations in the relative rights, preferences and limitations between classes or series. See "Certain Terms Of Shares", Section 3A(3) herein. Also, the Board of Directors may redesignate the title of any class or series of any outstanding or unissued securities in a distinguishable manner from every other class or series, by amendment hereto. The Board of Directors may or may not require or permit replacement of any securities certificates at any time other than upon transfer, subdivision or consolidation of holdings, at which time replacement shall be required, to show the new designation.

3D.  Bylaws May Define And Clarify These Provisions.

         To the extent permitted by Florida Statutes Section 607.0601(3)(b) the Bylaws may define and clarify any provisions contained herein relating to stock shares or other securities.

              ARTICLE IV - REGISTERED OFFICE AND AGENT APPOINTMENT

The street address of the registered office of this corporation shall be:

                  1275 Lake Heathrow Lane, Suite 115
                  Heathrow, Florida 32746

         The name of the registered agent of this corporation at the registered office of this corporation shall be:

                  JAMES R. LEONE

         The written statement of the simultaneous acceptance of appointment of the registered agent, required by Florida Statutes Sections 607.0501(3) and 607.0505, is enclosed with this appointment.

                  ARTICLE V - INCORPORATOR(S)

         The name and address of each incorporator of the corporation is:
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         Name                                        Address

    JAMES R. LEONE                       1275 Lake Heathrow Lane, Suite 115
                                         Heathrow, Florida 32746

               ARTICLE VI - DURATION; EFFECTIVE COMMENCEMENT DATE

         This corporation shall exist perpetually. This corporation shall commence at the time and on the date of filing of these Articles, unless


         (A) these Articles are filed within five (5) business days after an earlier date stated herein, in which case the earlier date specified herein shall be the effective date, or

         (B) a later date is stated herein which is within ninety (90) days after the date of filing, in which case such later date shall be the effective date.

         Any such different commencement date and time shall be:

         Date:   November 11, 1997

         Time:  9:00 A. M., Eastern Time.

         If no time is specified on an effective date (different than the filing date), then the Articles shall become effective as of the close of business on such different date.

                   ARTICLE VII - CERTAIN STATUTORY EXCEPTIONS

         This corporation hereby elects to be excepted from the following provisions of law or any comparable replacement provisions:

         Florida Statutes Section 607.0901 "Affiliated Transactions", as permitted by Subsection (5) therein.

         Florida Statutes Section 607.0902, "Control-Share Acquisitions", as permitted by Subsection (5) therein.

                            ARTICLE VIII - AMENDMENT

         8A. General Amendment Provision. This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation or the corporation's Bylaws, or in any amendment hereto, and all rights conferred upon the shareholders are subject to this reservation.

         8B. Amendment of Articles or Bylaws for Supermajority Quorum or Vote Requirement; Delayed Repeal of This Provision. Any provision of these Articles of Incorporation or the corporation's Bylaws requiring more than a majority quorum or vote of directors or shareholders may be adopted and may be amended or repealed, in each case, only by the percentage vote specified in such provision, so long as this requirement is in effect in this form. This requirement shall remain in effect in this form (A) until amended or repealed by unanimous vote(s), unless it is legally permissible for it to remain in this form as follows, (B) for six (6) months after the taking of a vote or the giving of all the necessary signatures on a consent, pursuant to which vote or consent this requirement is to be repealed or amended or replaced in any fashion (for example, by merger with, or by sale of assets to, a commonly controlled entity) effectively lowering or permitting lowering the vote so required. This provision may only be repealed or amended by a majority vote of shareholders unless a different vote is required by law, or these Articles of Incorporation. See Florida Statutes Sections 607.0725, 607.0726, 607.0727, 607.1020, 607.1021,
607.1022.

                       ARTICLE IX - DIRECTORS AND OFFICERS

         9A. Number Of Directors; Bylaws Automatically Amended To Reflect Number of Directors. The number of directors of this corporation shall be THREE
(3). The number of directors may be increased or decreased from time to time by the Bylaws but shall never be less than one, as required by Florida Statutes
Section 607.0803. Any duly adopted resolution adding or removing a Director, or setting forth the entire Board of Directors, shall be
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deemed to amend the Bylaws to the extent necessary to reflect any change in their number, except to the extent a larger number is specifically provided.

         9B. Present Directors And Officers. The name and address of each director and officer of this corporation are as follows:

         Name                       Address                                     Office

George Wimbish                      1275 Lake Heathrow Lane, Suite 115          Director,
                                    Heathrow, Florida 32746                     Chairman, President

Robert M. Good                      1275 Lake Heathrow Lane, Suite 115          Vice President,
                                    Heathrow, Florida 32746                     Director

James R. Leone                      1275 Lake Heathrow Lane, Suite 115          Secretary,
                                    Heathrow, Florida 32746                     Director

                          ARTICLE X - PURPOSE/BUSINESS

         This corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under Florida Statutes Chapter 607, provided that it will not engage in any act or activity requiring the consent or approval of any government official, department, board, agency or other body of any local, state or federal government having jurisdiction over such act or activity, without obtaining such consent or approval.

                               ARTICLE XI - BYLAWS

         The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors and/or the shareholders, except as otherwise provided by law. However, the shareholders, in amending or repealing the Bylaws generally or a particular Bylaw provision, may provide expressly that the Board of Directors may not amend or repeal the Bylaws or that Bylaw provision. See Article VIII - Amendment, herein.

                          SIGNATURE OF INCORPORATOR(S)
         IN WITNESS WHEREOF, the undersigned has executed these Articles Of Incorporation this November 11, 1997.

                                                     /s/ James R. Leone
                                                     ----------------------
                                                     JAMES R. LEONE
                                                     Incorporator



                        ACCEPTANCE OF REGISTERED AGENT

         Pursuant to Florida Statutes Sections 607.0501(3) and 607.0505 I hereby accept appointment as a registered agent of this corporation and will accept service of process in legal proceedings as to the corporation, at the registered office stated herein. I am familiar with and I accept the obligations of that position, including Florida Statutes Section 607.0505, and particularly Subsection (9) as to mailing to the corporation notice of receipt of a Florida Department of Legal Affairs subpoena to produce testimony and records. I shall comply with the provisions of all statutes relating to the proper and complete performance of my duties.

November 11, 1997                                    /s/ James R. Leone
                                                     ----------------------
                                                     JAMES R. LEONE
                                                     Agent For Service
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                            ARTICLES OF INCORPORATION
                                TABLE OF CONTENTS

ARTICLE I - NAME................................................................................................  1

ARTICLE II - PRINCIPAL OFFICE STREET AND MAILING ADDRESS........................................................  1

ARTICLE III - CAPITAL STOCK.....................................................................................  2

3A.  Number And Classes Of Shares...............................................................................  2

3A(1)  Total Shares Issuable; Applicable Terms..................................................................  2

3A(2)  Series A Common Shares...................................................................................  2

3A(3)  Certain Terms of Shares..................................................................................  2

3B.    Common Stock Series; Voting And Dissolution Rights Of Common And Other Stock.............................  2

3B(1)  Common Stock Rights In General...........................................................................  2

3B(2)  Voting Rights............................................................................................  2

3B(3)  Rights To Assets Following Dissolution...................................................................  2

3B(4)  Other Series Of Common Stock.............................................................................  2

3B(5)  Cross Reference To Stock Designation Requirements Of Law.................................................  2

3C.    Additional Classes Or Series; Redesignation Of Securities................................................  3

3C(1)  Board Power To Designate Securities And Fix Terms........................................................  3

3D.    Bylaws May Define And Clarify These Provisions...........................................................  3

ARTICLE IV - REGISTERED OFFICE AND AGENT APPOINTMENT............................................................  3

ARTICLE V - INCORPORATOR(S).....................................................................................  3

ARTICLE VI - DURATION; EFFECTIVE COMMENCEMENT DATE..............................................................  3

ARTICLE VII - CERTAIN STATUTORY EXCEPTIONS......................................................................  4

ARTICLE VIII - AMENDMENT........................................................................................  4

8A.  General Amendment Provision................................................................................  4

8B.  Amendment of Articles or Bylaws for Supermajority Quorum or Vote Requirement;
     Delayed Repeal of This Provision...........................................................................  4

ARTICLE IX - DIRECTORS AND OFFICERS.............................................................................  5

9A.  Number Of Directors; Bylaws Automatically Amended To Reflect Number of Directors...........................  5

9B.  Present Directors And Officers.............................................................................  5

ARTICLE X - PURPOSE/BUSINESS....................................................................................  5

ARTICLE XI - BYLAWS.............................................................................................  5

SIGNATURE OF INCORPORATOR(S)....................................................................................  5

ACCEPTANCE OF REGISTERED AGENT..................................................................................  6
